EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports Third Quarter 2006 Financial Results

Raleigh, NC, Tuesday, October 31, 2006 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the third quarter ended September 30, 2006.

For the quarter ended September 30, 2006, revenue increased 4.1% to $84.7 million, compared to $81.3 million for the quarter ended September 30, 2005. Operating income for the third quarter 2006 increased 51.5% to $11.1 million, compared to $7.3 million for the same period in 2005. Income from continuing operations for the third quarter 2006 was $3.9 million, or $0.28 per diluted share, a 31.6% increase from income from continuing operations of $3.0 million, or $0.21 per diluted share, for the third quarter of 2005. Net income for the third quarter was $3.8 million, or $0.27 per diluted share, a 23.5% increase from net income of $3.0 million, or $0.22 per diluted share, for the third quarter of 2005. The current period results were affected by a higher than anticipated effective tax rate of 55.8%, compared to 41.0% in the year-ago period. This increase was primarily due to an adjustment of $1.2 million, or approximately $0.09 per diluted share, to accrued deferred tax liabilities resulting from an increase in the Company’s estimated deferred tax rate.

For the nine months ended September 30, 2006, revenue increased 9.3% to $246.4 million, compared to $225.5 million for the same period in 2005. Operating income increased 43.4% to $28.4 million, compared to $19.8 million for the nine months ended September 30, 2005. Income from continuing operations was $11.8 million, or $0.84 per diluted share, a 54.7% increase from income from continuing operations of $7.6 million, or $0.55 per diluted share, for the nine months ended September 30, 2005. Income from discontinued operations (net of income taxes) was $2.1 million, or $0.15 per diluted share, for the nine months ended September 30, 2006, compared to $0.6 million, or $0.05 per diluted share, for the same period in 2005. Net income for the nine months ended September 30, 2006 was $13.9 million, or $0.99 per diluted share, a 68.9% increase from net income of $8.2 million, or $0.60 per diluted share, for the nine months ended September 30, 2005.

Jim W. Perry, President and CEO of the Company, stated, “Our performance for the third quarter reflects our continuing focus on optimizing our assets, reducing our G&A expenses and improving the pricing for our core services. Our strategy to internalize more of our waste stream into our landfills also had a positive impact on our operating results for the quarter and year-to-date.”

The Company will host a conference call to discuss its third quarter results on November 1, 2006 at 2:00 PM (Eastern Time). The call number is (800) 946-0715 and the confirmation number is 4598428. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through November 8, 2006 and may be accessed by calling (888) 203-1112 and using confirmation number 4598428.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi and Georgia.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, risks in the development and operation of landfills, managing growth, economic trends and weather that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenues:
Service revenues	$81,198	$84,387	$225,045	$245,687
Equipment sales	150	294	461	740

Total revenues	81,348	84,681	225,506	246,427

Operating costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	55,466	55,670	152,895	161,909
Cost of equipment sales	83	145	287	432
Selling, general and administrative	11,120	10,228	31,004	32,455
Depreciation and amortization	7,598	7,862	21,785	23,860
Gain on sale of property and equipment and other assets	(223)	(303)	(447)	(688)
Impairment of property and equipment and other assets	—	15	143	15

Total operating costs and expenses	74,044	73,617	205,667	217,983

Operating income	7,304	11,064	19,839	28,444

Interest expense	2,434	2,379	7,395	7,287
Interest income	(29)	(36)	(61)	(131)
Other	(110)	(76)	(191)	(226)

Total other expense, net	2,295	2,267	7,143	6,930

Income from continuing operations before income taxes	5,009	8,797	12,696	21,514
Income tax expense	2,055	4,910	5,092	9,754

Income from continuing operations	2,954	3,887	7,604	11,760

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	86	(134)	628	2,145

Net income	$3,040	$3,753	$8,232	$13,905

Earnings per share:

Basic:
Income from continuing operations	$0.21	$0.28	$0.56	$0.85
Income from discontinued operations	0.01	(0.01)	0.04	0.15

Net income	$0.22	$0.27	$0.60	$1.00

Diluted:
Income from continuing operations	$0.21	$0.28	$0.55	$0.84
Income from discontinued operations	0.01	(0.01)	0.05	0.15

Net income	$0.22	$0.27	$0.60	$0.99

Weighted-Average Number Of Shares Outstanding:
Basic	13,706	13,910	13,640	13,844
Diluted	13,852	14,072	13,811	14,025

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2005	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,575	$1,768
Receivables, net	36,193	35,647
Other	4,120	8,007

Total current assets	41,888	45,422

Property and equipment, net	216,390	218,977
Intangible assets, net	105,925	105,642
Other noncurrent assets	3,952	3,935

Total assets	$368,155	$373,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	10,733	7,868
Accounts payable - trade	16,579	15,621
Other accrued liabilities and deferred revenues	29,223	25,831

Total current liabilities	56,535	49,320

Long-term debt, net of current maturities	155,212	153,069
Other liabilities	26,909	29,960

Total liabilities	238,656	232,349
Shareholders’ equity:	129,499	141,627

Total liabilities and shareholders’ equity	$368,155	$373,976

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2005	2006
Operating Activities:
Net income	$8,232	$13,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,463	24,026
Landfill accretion expense	305	688
Amortization of debt issuance costs	762	411
Impairment of property and equipment and other assets	143	15
Gain on sale of property and equipment and other assets	(447)	(688)
Gain on sale of discontinued collection and disposal operations	(389)	(2,135)
Stock compensation expense	60	452
Provision for deferred income taxes	3,002	548
Change in fair value of commodity hedges	—	932
Provision for doubtful accounts	1,651	1,139
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(3,104)	(6,717)

Net cash provided by operating activities	32,678	32,576

Investing Activities:
Acquisitions of related business, net of cash acquired	(28,618)	(5,763)
Purchases of property and equipment	(27,382)	(33,871)
Proceeds from sale of collection and disposal operations	7,913	16,352
Proceeds from sale of property and equipment and other assets	1,995	1,645
Settlement of acquisition liabilities	(655)	(475)
Other	16	140

Net cash used in investing activities	(46,731)	(21,972)

Financing Activities:
Proceeds from issuance of long-term debt	47,697	30,023
Principal payments of long-term debt	(35,415)	(37,542)
Payment of dividends	(2,191)	(3,887)
Principal payments of capital lease obligations	(150)	(397)
Debt issuance costs	(60)	(580)
Excess tax benefit from stock option exercises	—	263
Net proceeds from exercise of stock options	1,874	1,709

Net cash (used in) provided by financing activities	11,755	(10,411)

(Decrease) increase in cash and cash equivalents	(2,298)	193
Cash and cash equivalents, beginning of period	2,445	1,575

Cash and cash equivalents, end of period	$147	$1,768

Supplemental disclosures of cash flow information:
Cash paid for interest	$6,961	$7,592

Cash paid for taxes	$3,508	$14,888

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	QUARTER ENDED
	9/30/05	9/30/06
REVENUE MARGINS
Operating expenses including cost of equipment sales	68.3%	65.9%
S G & A	13.7%	12.1%
Depreciation and amortization	9.3%	9.3%
Interest expense, (net)	3.0%	2.8%
Income from continuing operations (pre-tax)	6.2%	10.4%
Income tax expense	2.5%	5.8%
Income from continuing operations	3.6%	4.6%

SERVICE REVENUE MIX
Collection:
Industrial	$23,052	$22,983
Commercial	22,070	23,178
Residential	17,963	19,376
Disposal and transfer	12,038	12,209
Recycling service	1,197	1,161
Recycled commodity sales	1,206	1,421
Other	3,672	4,059

Total Service Revenue	$81,198	$84,387

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND ACCRETION*
Operating income	$7,304	$11,064
Accretion	96	150
Depreciation and amortization	7,598	7,862

Operating income before depreciation, amortization and accretion	$14,998	$19,076

	YTD 05	YTD 06
CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$20,712	$25,347
Landfill Development	6,670	8,524

Total capital expenditures	$27,382	$33,871

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$32,678	$32,576
Less: Capital expenditures	(27,382)	(33,871)
Plus: Proceeds from disposal of assets	1,995	1,645

Free cash flow	$7,291	$350

	12/31/05	9/30/06
DEBT TO TOTAL CAPITAL
(includes capital leases)	56.3%	53.2%

TOTAL LIABILITIES TO EQUITY	1.8	1.6

DAYS SALES OUTSTANDING	34	32

		3Q 06
SERVICE REVENUE GROWTH
Price		4.4%
Volume		-3.8%
Energy surcharge		1.1%

Total internal growth		1.7%
Recycling commodities		0.2%
Acquisitions		2.0%

Total service revenue growth		3.9%

*	Operating income before depreciation, amortization and accretion and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of property and equipment and other assets. Operating income before depreciation, amortization and accretion and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation, amortization and accretion and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation, amortization and accretion is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.